UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 3, 2022 (February 25, 2022)

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)

Iowa	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa	51503
(Address of Principal Executive Offices)	(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Effective February 25, 2022, Southwest Iowa Renewable Energy, LLC (the “Company”) entered into Amendment No. 8 to the Credit Agreement (the “Eighth Amendment”) with Farm Credit Services of America, FLCA (“FLCA”), Farm Credit Services of America, PCA (“PCA”) and CoBank, ACB (“CoBank”), to amend the Company’s existing Credit Agreement dated as of June 24, 2014, as amended by Amendment No. 1 dated as of February 11, 2015, Amendment No. 2 dated as of February 11, 2015, Amendment No. 3 dated as of January 25, 2016, Amendment No. 4 dated as of November 14, 2019, Amendment No. 5 dated as of February 26, 2021, Amendment No. 6 dated as of July 30, 2021, and Amendment No. 7 dated as of October 29, 2021 (collectively the “Credit Agreement”).

The Eighth Amendment amends and restates the Company’s Second Amended and Restated Revolving Credit Note dated as of October 29, 2021 as amended by that certain letter agreement between the parties dated February 1, 2022 (the “Existing Revolving Credit Note”) in its entirety, replacing it with the Third Amended and Restated Revolving Credit Note dated as of February 25, 2022 (the “Restated Revolving Credit Note”).  The Restated Revolving Credit Note extends the maturity date of the Existing Revolving Credit Note to February 1, 2023. Additionally, the Restated Revolving Credit Note provides that all borrowings thereunder shall bear interest at the Daily Simple SOFR Rate plus a spread equal to 3.45% per annum. The Daily Simple SOFR Rate itself is calculated, in part, based upon the greater of (a) a floor of 0.00% and (b) the Secured Overnight Financing Rate, as established by the Federal Reserve Bank of New York (or a successor establisher of such rate) from time to time (“SOFR”). Previously, borrowings under the Existing Revolving Credit Note bore interest at a LIBOR index rate plus a spread equal to 3.40% per annum.

The Eighth Amendment also makes certain amendments to the Credit Agreement to clarify the applicability of certain interest rates to various advances or borrowings under the Credit Agreement, as well as to clarify the method pursuant to which borrowings thereunder may transition from LIBOR indexed interest rates to SOFR indexed interest rates in the future. As amended, any protective advances made under the Credit Agreement will bear interest at the Daily Simple SOFR Rate plus an applicable spread. Moreover, at such time as LIBOR tenors cease to be provided, LIBOR becomes unrepresentative of the underlying measures it purports to represent, or CoBank elects to transition the Credit Agreement and associated borrowings away from LIBOR, the Company’s borrowings under the Credit Agreement and related notes shall begin to bear interest at one or more SOFR indexed interest rates determined in accordance with the terms of the Credit Agreement. In connection with such a transition, CoBank is permitted to make certain conforming changes to the Credit Agreements and related notes, provided that it must give the Company notice of such transition and such changes.

Except as set forth in the Eighth Amendment and the Restated Revolving Credit Note, all other terms of the Credit Agreement remain in full force and effect.  The credit facility continues to be secured by substantially all of the Company’s assets.

The foregoing description of the Eighth Amendment and Restated Revolving Credit Note do not purport to be complete and are qualified in their entirety by reference to the full text of these documents, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03, as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1
Amendment No. 8 to Credit Agreement dated February 25, 2022 by and among Southwest Iowa Renewable Energy, LLC, Farm Credit Services of America, FLCA, Farm Credit Services of America, PCA and CoBank, ACB

10.2	Third Amended and Restated Revolving Credit Note dated February 25, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

Date: March 2, 2022	By:	/s/ Michael D. Jerke
Michael D. Jerke
Chief Executive Officer